EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of CB Richard Ellis Realty Trust on Form S-11 of our report dated February 1, 2005, relating to the consolidated financial statements of CB Richard Ellis Realty Trust, as of December 31, 2004 and for the period from July 1, 2004 (date of commencement) to December 31, 2004; our report dated November 23, 2004, relating to the statements of revenues and certain expenses of 300 Constitution Drive for the period from January 1, 2004 to September 30, 2004 and for the year ended December 31, 2003; our report dated September 15, 2004, relating to the statement of revenues and certain expenses of REMEC, Inc. Corporate Campus for the period from April 14, 2003 to December 31, 2003; and our report dated May 20, 2005 relating to the statement of revenues and certain expenses of Deerfield Commons for the year ended December 31, 2004 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

October 27, 2005